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                    [LETTERHEAD OF GOODWIN, PROCTER & HOAR]

                              CONSENT OF COUNSEL


                                                               February 27, 1996

To the Trustees of Investors Trust:

     We consent to the incorporation in Post-Effective Amendment No. 14 to the Registration Statement of Investors Trust (the "Trust") on Form N-1A of (i) our opinion dated March 17, 1987 regarding Class B shares of the Investors Trust Government Fund series of the Trust, by reference to Pre-Effective Amendment No. 1 to Securities Act of 1933 filing No. 33-10976 filed March 19, 1987, and (ii) our opinion dated August 3, 1993 regarding Class A shares of the Investors Trust Government Fund series and both Class A shares and Class B shares of the Investors Trust Growth Fund series, Investors Trust Value Fund series, Investors Trust Tax Free Fund series and Investors Trust Adjustable Rate Fund series of the Trust, by reference to Post-Effective Amendment No. 8 to Securities Act of 1933 filing No. 33-10976 filed June 4, 1993. We also consent to being named in each of the Prospectuses and the Statement of Additional Information of the Trust.


                                             Very truly yours,

                                             /s/ Goodwin, Procter & Hoar

                                             GOODWIN, PROCTER & HOAR